                                                                    Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE:

National Bancshares Corporation reports financial results for third quarter

ORRVILLE, Ohio, October 17, 2003 / PR NEWSWIRE / -- National Bancshares Corporation (NBOH), the holding company of First National Bank of Orrville, Ohio, released their financial results for the third quarter of 2003.

Total assets increased by over $16 million, or 5.6%, and total deposits grew by over $17 million, or 7.5%, above September 30, 2002. Net loans, however, declined over $12 million, as many fixed rate mortgage loans were either sold to the secondary market or refinanced elsewhere. This assisted in reducing our exposure to long-term fixed rate loans. Net income is down by $42 thousand, or 1.8%, below the first nine months of last year. "With interest rates at historically low levels, most banks are finding their net interest margin under continued pressure," said Charles J. Dolezal, President and Chairman. "Noninterest expenses have also increased during this year. With our significant growth during the past 18 months, we have been reorganizing various departments to reposition the organization for future growth and improved operational efficiencies and service quality."

A third quarter cash dividend of $.15 per share is being paid October 17, 2003 to shareholders of record as of September 30, 2003. This is a $.01 per share, or 7% increase, in the cash dividend from the previous quarter.

"The Federal Reserve has been working on a system to truncate, or hold, checks that are presented for payment through the Federal Reserve's check collection system," continued Dolezal. "The information on the check will be captured electronically and passed through to the paying bank for payment. The original check will be held and destroyed by the Federal Reserve Bank. In preparation for this new system and to improve the efficiency of our check handling system, we are preparing to embark upon check imaging. With check imaging, customers will receive copies of their checks rather than the original. Receiving checks in this manner will improve the ease of reviewing them, as there will be multiple copies of checks on a page. The checks can also be viewed electronically through online banking. Check copies have been ruled to be legal proof of payment. We anticipate check imaging will be introduced in two to three months."

National Bancshares Corporation, a one-bank holding company with assets of more than $308 million, operates fourteen First National Bank offices in Orrville, Massillon, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Lodi, and Seville.

FORWARD-LOOKING STATEMENTS -- This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include factors such as changes in the competitive marketplace, changes in the interest rate environment, economic conditions, changes in the regulatory environment, changes in business conditions and inflation, risks associated with credit quality and other factors discussed in the Company's filings with the Security and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002. The company disclaims any obligation to publicly update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contact Person: Traci Carmony, Marketing Assistant, First National Bank, Orrville, Ohio (330) 828-2227 / tcarmony@fnborrville.com



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


NATIONAL BANCSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                          September 30, 2003    September 30, 2002
ASSETS:

Cash and due from banks                                      $   8,728,672         $   9,790,248
Interest bearing deposits with banks                               998,446               996,614
Securities held to
 Maturity                                                       17,162,474            12,786,666
Securities available for sale                                   59,686,147            45,847,942
Federal bank stock                                               2,751,050             2,661,850
Federal funds sold                                              21,000,000             9,080,000
Total loans (excluding unearned
 income)                                                       184,452,728           196,788,038
Less: allowance for
 loan losses                                                     1,743,424             1,682,788
                                                             -------------         -------------
Loans, net                                                     182,709,304           195,105,250
Accrued interest receivable                                      1,715,472             1,664,798
Premises and equipment                                           4,622,061             4,830,648
Other assets                                                     8,725,093             9,032,196
                                                             -------------         -------------
TOTAL                                                        $ 308,098,719         $ 291,796,212
                                                             =============         =============

LIABILITIES:
Deposits:
 Demand                                                      $  35,533,561         $  31,091,189
 Savings and N.O.W.s                                           134,591,538           110,993,777
 Time                                                           80,402,620            91,065,172
                                                             -------------         -------------
Total deposits                                                 250,527,719           233,150,138
Securities sold under repurchase
 Agreements                                                      2,123,297             3,605,579
Federal reserve note account                                       157,534             1,000,000
Federal Home Loan Bank advances                                 17,068,581            17,499,297
Accrued interest payable                                           481,191               580,715
Other liabilities                                                2,985,685             2,567,411
                                                             -------------         -------------
   Total liabilities                                           273,344,007           258,403,140
                                                             =============         =============

SHAREHOLDERS' EQUITY
Common Stock, without par value:
  6,000,000 shares authorized
  and 2,289,528 shares issued                                   11,447,640            11,447,640
 Additional paid-in-capital                                      4,689,800             4,689,800
 Retained earnings                                              17,784,740            16,879,678
 Accumulated other comprehensive
  Income                                                         2,022,025             1,671,450
 Less: Treasury shares                                          (1,189,493)           (1,295,496)
                                                             -------------         -------------
   Total shareholders' equity                                   34,754,712            33,393,072
                                                             -------------         -------------
TOTAL                                                        $ 308,098,719         $ 291,796,212
                                                             =============         =============

NATIONAL BANCSHARES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
For Nine Months Ended September 30, 2003 and September 30, 2002

                                                       September 30, 2003  September 30, 2002
INTEREST & DIVIDEND INCOME:
 Loans, including fees                                     $ 8,625,312        $ 8,759,793
 Federal funds sold                                             78,837             85,396
 Interest and dividends on investments:
  US government obligations                                    896,522            908,539
  Obligations of states and
   political subdivisions                                      710,651            625,878
  Other securities                                           1,334,061          1,316,836
                                                           -----------        -----------
    Total interest and dividend income                      11,645,383         11,696,442

INTEREST EXPENSE:
 Deposits                                                    2,355,415          3,380,129
 Short-term borrowings                                           5,036             10,548
 Federal Home Loan Bank advances                               527,238            374,139
                                                           -----------        -----------
    Total interest expense                                   2,887,689          3,764,816
                                                           -----------        -----------

    Net interest income                                      8,757,694          7,931,626
PROVISION FOR LOAN LOSSES                                      155,000            140,000
                                                           -----------        -----------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                             8,602,694          7,791,626
                                                           -----------        -----------

NONINTEREST INCOME                                           1,151,415          1,119,792

NONINTEREST EXPENSE:
 Salaries and employee benefits                              3,683,955          3,180,376
 Net occupancy expense                                         506,930            415,540
 Other expenses                                              2,585,598          2,231,025
                                                           -----------        -----------
    Total noninterest expense                                6,776,483          5,826,941
                                                           -----------        -----------

INCOME BEFORE INCOME TAXES                                   2,977,626          3,084,477
INCOME TAXES                                                   734,408            799,427
                                                           -----------        -----------

NET INCOME                                                 $ 2,243,218        $ 2,285,050
                                                           ===========        ===========


NET INCOME PER COMMON SHARE                                $      1.00        $      1.03
                                                           ===========        ===========




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